UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2026

INFLECTION POINT ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42614	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Madison Avenue Suite 205 #1017

New York, New York 10016

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 295-5830

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one right to receive one-tenth (1/10) of one Class A ordinary share	IPCXU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 par value	IPCX	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one tenth (1/10) of one Class A ordinary share	IPCXR	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2026, the board of directors (the “Board”) of Inflection Point Acquisition Corp. VI (the “Company”) appointed Jae Hyun (James) Park to the Board. Mr. Park was appointed to serve as a Class II director with a term expiring at the Company’s second annual meeting of stockholders.

The Board appointed Mr. Park, who was determined to be an “independent director” as defined in the applicable rules of The Nasdaq Stock Market LLC and the applicable rules of the U.S. Securities and Exchange Commission (the “Commission”), to the Board’s Audit Committee as a member.

Jae Hyun (James) Park, 59, is an investment professional and executive with extensive experience in cross-border capital markets, SPAC transactions, and natural resources investments. Mr. Park currently serves as Executive Chairman of Keystone Acquisition Corp., a special purpose acquisition company established in the Cayman Islands in November 2025, where he leads sponsor activities, capital formation, and strategic execution of the company’s business combination objectives. He is also the Managing Member of Keystone International Acquisition Management LLC, a Delaware-based entity formed in November 2025 that manages and operates the sponsor activities of Keystone Acquisition Corp. From March 2021 to December 2025, Mr. Park served as Representative of East Asia for USA Rare Earth, where he was responsible for capital raising initiatives and business development across the region. Earlier in his career, Mr. Park was a Certified Public Accountant (CPA) licensed in the State of New York and spent approximately ten years at KPMG, where he worked in both external and internal audit functions. During this time, he developed extensive expertise in financial reporting, auditing, and internal controls across a range of industries. Mr. Park has significant experience in structuring and executing investments across private equity, SPACs, and commodities sectors, and works closely with family offices and institutional investors globally on cross-border transactions and capital formation initiatives.

On April 24, 2026, the Company entered into an indemnity agreement (the “Indemnity Agreement”) with Mr. Park, pursuant to which the Company has agreed to provide contractual indemnification to Mr. Park, in addition to the indemnification provided in the Company’s Amended and Restated Memorandum and Articles of Association, against liabilities that may arise by reason of his service on the Board, and to advance expenses incurred as a result of any proceeding against Mr. Park as to which he could be indemnified, in the form previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering.

On April 24, 2026, the Company entered into a letter agreement with Mr. Park (the “Letter Agreement”) on substantially the same terms as the form of letter agreement previously entered into by and between the Company and each of its other directors in connection with the Company’s initial public offering.

The foregoing descriptions of the Indemnity Agreement and the Letter Agreement do not purport to be complete and are qualified in their entireties by reference to the form of indemnity agreement and the Letter Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

There are no arrangements or understandings between Mr. Park and any other persons pursuant to which Mr. Park was selected as a director of the Company. There are no family relationships between Mr. Park and any of the Company’s other directors or executive officers and Mr. Park does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnity Agreement (incorporated herein by reference to Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-283427), filed by the Company on January 16, 2025).
10.2	Letter Agreement, dated April 24, 2026 by and between the Company and Jae Hyun Park.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFLECTION POINT ACQUISITION CORP. III

	By:	/s/ Michael Blitzer
		Name:	Michael Blitzer
		Title:	Chairman and Chief Executive Officer

Dated: April 24, 2026

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